SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

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[ ] Preliminary Consent Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Consent Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

Full House Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

Daniel R. Lee

Ellis Landau

Ray Hemmig

W.H. Baird Garrett

Bradley M. Tirpak

Craig W. Thomas

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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ISS AND GLASS LEWIS SUPPORT THE CALL FOR A SPECIAL MEETING BY THE CONCERNED STOCKHOLDERS OF FULL HOUSE RESORTS, INC.

Both Firms Recommend Stockholders Vote FOR the Special Meeting on the WHITE Written Request Card

Stockholders are Urged to Vote by November 25, 2014

NEW YORK, November 24, 2014 /PRNewswire/ --

The Concerned Stockholders of Full House Resorts, Inc. (NASDAQ:FLL) ("Full House Resorts"), owners of 1,161,482 shares or approximately 6.2% of the shares of common stock of the Company outstanding, today announced that both Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC ("Glass Lewis") have recommended that stockholders of Full House Resorts vote “FOR” the request to call a special meeting by voting on the WHITE written request card provided by the Concerned Stockholders.

ISS and Glass Lewis are the leading independent proxy advisory firms in the country and their recommendations are relied upon by hundreds of institutions, mutual funds and fiduciaries throughout the world.

Daniel Lee, one of the Concerned Stockholders, said, “We are very pleased that each of ISS and Glass Lewis, the two leading independent proxy advisory firms, agree with us and recognize the importance of holding a special meeting of Full House Resorts' stockholders as soon as possible. We strongly believe a special meeting is necessary and will afford stockholders the immediate opportunity to bring needed change to the Full House Board. “

In its report dated November 21, 2014, ISS concluded:

“Shareholder support FOR the special meeting is warranted by the multiple concerns – including the company's poor stock performance, questionable operational decisions, and problematic governance changes – raised by the dissidents."

In its November 21, 2014 report, Glass Lewis concluded:

“Given the matters at stake -- including the board's seemingly sudden and concerted effort to pursue a full sale of the Company and a clear move to blunt the right of investors to call a special meeting if it falls within the broad proximity [of] Full House’s 2015 annual meeting - we believe it is entirely reasonable for shareholders to be afforded such a platform here.”

“We value the opinion of each of these firms, and remind stockholders that it is very important that they send in their WHITE written request cards,” commented Bradley Tirpak, another of the Concerned Stockholders.

Added Craig Thomas, another of the Concerned Stockholders, “We are committed to governance and operational improvements at Full House Resorts and believe that the call for a special meeting of stockholders that is now supported by ISS and Glass Lewis is an important first step.”

The Concerned Stockholders will update their filings at the SEC and plan to deliver the request to call the special meeting to the corporate secretary on November 25, 2014; therefore we urge stockholders to vote now.

Stockholders who have questions, or need assistance in voting their shares, should call the Concerned Stockholders proxy solicitor, Morrow & Co., LLC at 1-800-607-0088 or at savefullhouse@morrowco.com

NOTE: Permission to use quotations from the ISS and Glass Lewis reports was neither sought nor obtained.

CONTACT:

Tom Ball

Michael Verrechia

Morrow & Co., LLC

203-658-9400

savefullhouse@morrowco.com

BRADLEY M. TIRPAK, CRAIG W. THOMAS AND DANIEL R. LEE (COLLECTIVELY, THE "CONCERNED STOCKHOLDERS") HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF FULL HOUSE RESORTS, INC. IN CONNECTION WITH THE CONCERNED STOCKHOLDERS' INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT TO CALL A SPECIAL MEETING. ALL STOCKHOLDERS OF FULL HOUSE RESORTS, INC. ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY THE CONCERNED STOCKHOLDERS, W.H. BAIRD GARRETT, RAY HEMMIG AND ELLIS LANDAU (COLLECTIVELY, THE "PARTICIPANTS") BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT HAVE

BEEN FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF FULL HOUSE RESORTS, INC. AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, MORROW & CO., LLC, WHICH IS ASSISTING THE CONCERNED STOCKHOLDERS IN THIS SOLICITATION, WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD WITHOUT CHARGE UPON REQUEST BY CALLING (203) 658-9400 OR TOLL-FREE AT (800) 662-5200.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE CONSENT STATEMENT ON SCHEDULE 14A FILED BY THE CONCERNED STOCKHOLDERS WITH THE SEC ON OCTOBER 28, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.